Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
24 November  2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 7.01. Regulation FD Disclosure.

        On 24 November 2004, our 75% owned-Paris subsidiary, Inter Parfums, S.A., is scheduled to issue a press release relating to the information set forth below.

        For 2004:

          Net sales for 2004 are expected to reach 150 million Euros, an increase of more than 20% (25% at constant exchange rates) over 2003.

        This achievement reflects solid performances by Burberry London, Burberry Weekend, and Burberry Touch, and the successful launches of the Burberry Brit lines. In addition, this increase in the company's guidance also reflects the rollout of the Paul Smith London line and the first contributions to group sales from Lanvin fragrances and the Nickel brand.

          Operating profit is estimated to be 22 million Euros, (up 15%) and net income is estimated to be more than 14 million Euros, (up 10%) despite the increase in royalty rates in the second half of 2004.

For 2005:

          Burberry :

        To provide optimal support to the Burberry brand in light of its size and importance and to comply with the terms of the new license agreement, Inter Parfums has implemented organizational changes to take effect on January 1, 2005. These include:

A dedicated Burberry product development, marketing and distribution division;
A media-based marketing strategy;
A new commercial policy for distributors.

          2005 Focus :

        We are to continue the rollout of products launched in 2004, and have scheduled the launch of new lines for our Celine (Spring), Christian Lacroix (Summer) and Lanvin (Fall) license brands. In the coming year, we plan to explore acquisition opportunities and take the initial steps to expand our cosmetics business utilizing our portfolio of brands

          2005 Estimates

        Net sales for 2005 are expected to reach 192 million Euros, an increase of 28% over 2004. Operating profit is estimated to be 23 million Euros, and net income is estimated to be more than 14.7 million Euros, both up 5% over 2004.

          Extended Outlook

        The potential of the brands in our portfolio, together with the organizational changes to be implemented, are expected to provide a basis for sustained growth in sales and earnings in the years ahead.

        In addition, Inter Parfums, Inc., the parent company of Inter Parfums, S.A., is scheduled to issue its sales and earnings guidance for 2005 on Monday, 29 November 2004.

        In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 and Regulation FD in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Information

        Statements in this report which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from projected results. Such factors include effectiveness of sales and marketing efforts and product acceptance by consumers, dependence upon management, competition, currency fluctuation and international tariff and trade barriers and governmental regulation. Given these uncertainties, persons are cautioned not to place undue reliance on the forward-looking statements.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 24 November 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President